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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-43085 of Lear Corporation on Form S-3 of our report dated August 21, 1998 on financial statements of the Seating Business, formerly of the Delphi Interior Systems Division of Delphi Automotive Systems Corporation, appearing in the Current Report of Lear Corporation on Form 8-K/A dated September 1, 1998, and filed with the Securities and Exchange Commission on November 17, 1998 and to the reference to us under the heading "Experts" in the Prospectus.


/s/ Deloitte & Touche LLP


Detroit, Michigan
May 26, 2000